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                                                                Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Newmont Mining Corporation of our report dated February 1, 1997, except for the fifth paragraph of Note 1, which is as of March 10, 1997, pertaining to the consolidated financial statements of Santa Fe Pacific Gold Corporation and Subsidiaries which appears on page 21 of Newmont Mining Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 and on page 39 of Newmont Gold Company's Annual Report on Form 10-K for the year ended December 31, 1997. It should be noted, however, that such financial statements are not included in such Annual Reports on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                        /s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Phoenix, Arizona
September 29, 1998